EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 10, 2008 accompanying the balance sheet of Ringtone.com, LLC as of December 31, 2007, and the related statements of operations and changes in member’s deficit, and cash flows for the year then ended. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-145933 on Form S-8 of New Motion, Inc.

/S/ Becher Della Torre Gitto & Company
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Becher Della Torre Gitto & Company

Ridgewood, New Jersey

September 15, 2008